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                                                     Exhibit 99.59


                             Global Gold Corporation
                               734 Franklin Avenue
                                    Suite 383
                        Garden City, New York 11530-4525

TO:      Holders of Warrants (individually a "Warrant" and collectively the
"Warrants") issued pursuant to the Confidential Private Placement Memorandum of Global Gold Corporation (formerly known as Triad Energy Corp.) dated May 17, 1995 as amended (each a "Holder" and collectively the "Holders")

Dear Holder:

         We enclose for your information a copy of the Form 10-QSB filed by Global Gold Corporation (the "Corporation") for the quarter ended September 30, 1997.

         As the Form 10-QSB reflects, the Corporation received special warrants to purchase 4,000,000 shares of common stock of First Dynasty Mines Ltd. ("First Dynasty") in payment of the amount due to the Corporation pursuant to its Definitive Agreement with First Dynasty.

         In addition, we do not anticipate commencing the public trading of the Corporation's stock in the near future.

         The Board of Directors of the Corporation believes that the Warrantholders need additional time to consider making a potential additional investment in the Corporation through the exercise of the Warrants.

         Accordingly, the Board of Directors has decided to extend the expiration date of the Warrants from December 31, 1998, the current expiration date, to December 31, 1999. Attached hereto as Exhibit A is the formal amendment to the first full paragraph of the Warrants.

         Any Holder having any questions or desiring information should contact:

                                       Drury J. Gallagher, Chairman and Chief
                                       Executive Officer
                                       Global Gold Corporation
                                       734 Franklin Avenue
                                       Suite 383
                                       Garden City, New York 11530-4525
                                       Telephone (516) 627-2388

Dated: December 28, 1998               GLOBAL GOLD CORPORATION


                                       By: /s/ Drury J. Gallagher
                                          ------------------------------------
                                          Drury J. Gallagher
                                          Chairman and Chief Executive Officer


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                                                                      EXHIBIT A


                         AMENDMENT TO WARRANT NO. W-____

                                    ISSUED BY

                             GLOBAL GOLD CORPORATION

         Warrant No. ___ issued by Global Gold Corporation (formerly known as Triad Energy Corp.) (the "Warrant") pursuant to the Confidential Private Placement Memorandum dated May 17, 1995, as amended, is hereby amended as follows:

         1. The first paragraph of the Warrant is hereby amended to substitute the following paragraph in lieu of the paragraph appearing therein:

         "Global Gold Corporation (formerly known as Triad Energy Corp.), a Delaware corporation (the "Company"), hereby certifies that, for value received, ____________________ _________________________________, or registered permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:30 P.M., New York time, on December 31, 1999, _______ fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company, at a purchase price per share of $.125 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein."

         2. Section 17 of the Warrant is hereby amended to read as follows:

         "The right to exercise this Warrant shall expire at 5:30 p.m., New York time, on December 31, 1999."

         3. Except as otherwise set forth herein, all of the other terms and conditions of the Warrant shall remain in full force and effect.

Dated: December 28, 1998               GLOBAL GOLD CORPORATION


                                       By: /s/ Drury J. Gallagher
                                          -------------------------------
                                          Drury J. Gallagher, Chairman and
                                          Chief Executive Officer